Exhibit 5.1

Wilson Sonsini Goodrich & Rosati Professional Corporation 650 Page Mill Road Palo Alto, California 94304-1050 O: 650.493.9300 F: 650.493.6811

November 13, 2020

Pacific Biosciences of California, Inc.

1305 O’Brien Drive

Menlo Park, CA 94025

Ladies and Gentlemen:

We have acted as counsel to Pacific Biosciences of California, Inc., a Delaware corporation (the “Company”) in connection with the filing by the Company with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-3 (Registration No. 333-249999) (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), that is automatically effective under the Act pursuant to Rule 462(e) promulgated thereunder. Pursuant to the Registration Statement, the Company has issued and sold an aggregate of 7,010,528 shares (including 914,416 shares issued and sold in connection with the underwriters’ exercise of their option to purchase additional shares from the Company) of its common stock (the “Common Stock”) $0.001 par value per share (the “Company Shares”) pursuant to that certain underwriting agreement, dated November 10, 2020 (the “Underwriting Agreement”), by and among the Company, Morgan Stanley & Co. LLC and Cowen and Company, LLC, as representatives of the several underwriters named in Schedule A thereto, and the stockholder of the Company named in Schedule B thereto (the “Selling Stockholder”). In addition, pursuant to the Registration Statement, the Selling Stockholder has sold an aggregate of 1,500,000 shares (including 195,652 shares issued and sold in connection with the underwriters’ exercise of their option to purchase additional shares from the Selling Stockholder) of the Common Stock (the “Selling Stockholder Shares” and, together with the Company Shares, the “Shares”) pursuant to the Underwriting Agreement.

We have examined the Registration Statement, together with the documents incorporated by reference therein; the related prospectus, dated November 10, 2020, filed with the Registration Statement (the “Base Prospectus”); the preliminary prospectus supplement, dated November 10, 2020, in the form filed with the Commission pursuant to Rule 424(b) of the Act relating to the offering of the Shares; and the final prospectus supplement, dated November 10, 2020, in the form filed with the Commission pursuant to Rule 424(b) of the Act relating to the offering of the Shares (together with the Base Prospectus, the “Prospectus”). In addition, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such other instruments, documents, certificates and records which we have deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed: (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; (iii) the truth, accuracy and completeness of the information, representations and warranties contained in the instruments, documents, certificates and records we have reviewed; (iv) the Underwriting Agreement has been duly authorized and validly executed and delivered by the parties thereto (other than the Company and the Selling Stockholder); (v) that the

AUSTIN    BEIJING    BOSTON    BRUSSELS    HONG KONG    LONDON    LOS ANGELES    NEW YORK     PALO ALTO

SAN DIEGO    SAN FRANCISCO    SEATTLE    SHANGHAI    WASHINGTON, DC    WILMINGTON, DE

Pacific Biosciences of California, Inc.

November 13, 2020

Shares will be issued and sold in compliance with applicable U.S. federal and state securities laws and in the manner stated in the Registration Statement and the Prospectus; and (vi) the legal capacity of all natural persons. As to any facts material to the opinions expressed herein that were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company and the Selling Stockholder.

We express no opinion herein as to the laws of any state or jurisdiction other than the General Corporation Law of the State of Delaware (including the statutory provisions and all applicable judicial decisions interpreting those laws) and the federal laws of the United States of America.

We express no opinion as to (i) the effect of any bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium or other similar laws relating to or affecting the rights of creditors generally, (ii) rights to indemnification and contribution which may be limited by applicable law or equitable principles, or (iii) the effect of general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, the effect of judicial discretion and the possible unavailability of specific performance, injunctive relief or other equitable relief, and the limitations on rights of acceleration, whether considered in a proceeding in equity or at law.

On the basis of the foregoing, we are of the opinion that:

1. The Company Shares, when issued, delivered and paid for in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and non-assessable.

2. The Selling Stockholder Shares have been duly authorized and are validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Current Report on Form 8-K dated as of the date hereof filed by the Company and incorporated by reference into the Registration Statement and to the use of our name wherever it appears in the Registration Statement, the Prospectus and in any amendment or supplement thereto. In giving such consent, we do not believe that we are “experts” within the meaning of such term as used in the Act or the rules and regulations of the Securities and Exchange Commission issued thereunder with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

Very truly yours,

/s/ Wilson Sonsini Goodrich & Rosati

WILSON SONSINI GOODRICH & ROSATI
Professional Corporation